Exhibit 99.1

Acer Therapeutics Announces Full Enrollment of Part B in ACER-001 Pivotal Bioavailability and Bioequivalence Trial for Urea Cycle Disorders

Part A Successfully Completed and Optimal Formulation of ACER-001 Identified

Results of Part B Expected in Q1 2020 with a Planned NDA Submission in Q1 2021

NEWTON, MA – Dec. 16, 2019 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development, and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today announced full enrollment of Part B of its pivotal trial evaluating bioavailability and bioequivalence of ACER-001 (sodium phenylbutyrate) for the treatment of Urea Cycle Disorders (UCDs). Part B was initiated following successful completion of Part A and identification of an optimal ACER-001 formulation. Acer is developing ACER-001 under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act.

Results from Part A of the trial evaluated bioavailability of three different oral suspension formulations of ACER-001 compared to BUPHENYL® (sodium phenylbutyrate) in 20 healthy adult subjects. These data, along with results from a concurrent taste assessment trial evaluating palatability of the three formulations of ACER-001 compared to BUPHENYL®, informed Acer’s selection of the single, optimal formulation of ACER-001 for ongoing evaluation in Part B that will be taken through to potential commercialization. Part B of this trial is a single-center, single-blind, randomized, single-dose crossover study designed to demonstrate bioequivalence of ACER-001 compared to BUPHENYL® in 36 healthy adult subjects.

“Successful completion of Part A and full enrollment of Part B mark important progress in the ongoing development of ACER-001,” said William Andrews, M.D., FACP, Chief Medical Officer of Acer. “Over the next year, we aim to complete Part B of the bioequivalence trial in the first quarter of 2020, enroll and complete Part B of the Taste Assessment study, and per FDA feedback, conduct some additional nonclinical work while monitoring the long-term stability data of the product. Assuming successful outcomes with these activities, we should be on track to proceed with submission of a New Drug Application (NDA) in early 2021.”

About Section 505(b)(2)

The ACER-001 pivotal trial is designed to make use of the 505(b)(2) alternative pathway to approval established in the Hatch-Waxman Amendments to the Federal Food, Drug, and Cosmetic Act (FFDCA).

The Hatch-Waxman Amendments established Section 505(b)(2) of the FFDCA that provides an alternative pathway for submission of an NDA, referred to as a 505(b)(2) application, when some or all of the safety and efficacy investigations relied on for approval were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The Hatch-Waxman Amendments also established market exclusivity to provide pharmaceutical products approved under Section 505(b)(2) with potential market exclusivity for three years from FDA approval.

About UCDs

UCDs are a group of disorders caused by genetic mutations that result in a deficiency in one of the six enzymes that catalyze the urea cycle, which can lead to an excess accumulation of ammonia in the bloodstream, a condition known as hyperammonemia. Acute hyperammonemia can cause lethargy, somnolence, coma, and multi-organ failure, while chronic hyperammonemia can lead to headaches, confusion, lethargy, failure to thrive, behavioral changes, and learning and cognitive deficits. Common symptoms of both acute and chronic hyperammonemia also include seizures and psychiatric symptoms1,2.

The current treatment of UCDs consists of dietary management to limit ammonia production in conjunction with medications that provide alternative pathways for the removal of ammonia from the bloodstream. Some patients may also require individual branched-chain amino acid supplementation.

Current medical treatments for UCDs include nitrogen scavengers RAVICTI® and BUPHENYL® in which the active pharmaceutical ingredients are glycerol phenylbutyrate and sodium phenylbutyrate (NaPB), respectively. According to a 2016 study by Shchelochkov et al., published in Molecular Genetics and Metabolism Reports, while nitrogen scavenging medications can be effective in helping to manage ammonia levels in some patients with UCDs, non-compliance with treatment is common. Reasons given for non-compliance include the unpleasant taste associated with available medications, the frequency with which medication must be taken, the number of pills, and the high cost of the medication3.

About ACER-001

ACER-001 is a fully taste-masked, immediate-release proprietary formulation of sodium phenylbutyrate developed by Acer using a microencapsulation process and being developed for the treatment of various inborn errors of metabolism, including UCDs and Maple Syrup Urine Disease (MSUD). ACER-001 microparticles consist of a core center, a layer of active drug, and a taste-masking coating which dissolves in the stomach, allowing taste to be neutralized while still allowing for rapid systemic release. Acer is initially developing ACER-001 as a taste-masked, cost-effective alternative treatment for patients with UCDs. If the pivotal bioavailability and bioequivalence trial is successful, Acer plans to submit an NDA under Section 505(b)(2) for ACER-001 in UCDs in the first quarter of 2021. Acer also intends to develop ACER-001 for patients with Maple Syrup Urine Disease (MSUD) and has been granted orphan drug designation by the FDA in this indication.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes three clinical-stage candidates: EDSIVO™ (celiprolol), for the treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate), for the treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); and osanetant, for the treatment of induced Vasomotor Symptoms (iVMS) where Hormone Replacement Therapy (HRT) is likely contraindicated. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA.

References

1.	Ah Mew N, et al. Urea cycle disorders overview. Gene Reviews. Seattle, Washington: University of Washington, Seattle; 1993.
2.	Häberle J, et al. Suggested guidelines for the diagnosis and management of urea cycle disorders. Orphanet Journal of Rare Diseases. 2012;7(32).
3.	Shchelochkov OA, et al. Barriers to drug adherence in the treatment of urea cycle disorders: Assessment of patient, caregiver and provider perspectives. Mol Genet Metab. 2016;8:43-47.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for ACER-001 to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; the adequacy of our capital to support our future operations and our ability to successfully initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, the substantial costs and diversion of management’s attention and resources which could result from pending securities litigation, risks related to the drug development and the regulatory approval process, including the timing of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-430-7578

hans@lifesciadvisors.com

Jim DeNike

Acer Therapeutics Inc.

Ph: 844-902-6100

jdenike@acertx.com

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